   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 1995

                                                       REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                 U S WEST, INC.
             (Exact name of registrant as specified in its charter)

                  COLORADO                                       84-0926774
      (State or other jurisdiction of                         (I.R.S. Employer
       incorporation or organization)                      Identification Number)

                             7800 EAST ORCHARD ROAD
                           ENGLEWOOD, COLORADO 80111
                                 (303) 793-6500
      (Name, address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

           STEPHEN E. BRILZ, ESQ.               PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:
               U S WEST, INC.                               DENNIS J. BLOCK, ESQ.
           7800 EAST ORCHARD ROAD                          WEIL, GOTSHAL & MANGES
         ENGLEWOOD, COLORADO 80111                            767 FIFTH AVENUE
               (303) 793-6626                             NEW YORK, NEW YORK 10153
  (Name, address, including zip code, and                      (212) 310-8000
              telephone number
  of agent for service for the registrant)

                            ------------------------

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement, as determined by market conditions.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / / __________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                      PROPOSED MAXIMUM
               TITLE OF EACH CLASS OF SECURITIES                         AGGREGATE                 AMOUNT OF
                        TO BE REGISTERED                             OFFERING PRICE (1)         REGISTRATION FEE
Debt Securities of U S WEST, Inc................................        $500,000,000                $172,415

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION DATED SEPTEMBER 8, 1995

PROSPECTUS
                                                                       [LOGO]

$500,000,000

U S WEST, INC.

DEBT SECURITIES

U S WEST, Inc. ("U S WEST"), a Colorado corporation, from time to time may offer its notes, debentures, or other debt securities (the "Debt Securities"). The Debt Securities offered pursuant to this Prospectus may be issued in one or more series and will be limited to $500,000,000 aggregate public offering price.

Certain specific terms of the particular series of Debt Securities will be set forth in a supplement to this Prospectus (the "Prospectus Supplement") which will be delivered together with this Prospectus, including, where applicable, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, the rate (which may be fixed or variable), time and method of calculating payment of interest, if any, the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, optional or mandatory redemption and sinking fund provisions, if any, conversion, exercise or exchange provisions, if any, and any other specific terms in respect of the offering and sale of the Debt Securities.

The Debt Securities may be offered and sold through one or more underwriters, directly by U S WEST, or through dealers or agents. The names of any underwriters, dealers or agents involved in the distribution of the Debt
Securities in respect of which this Prospectus is being delivered, and any applicable discounts, commissions or allowances, will be set forth in the applicable Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for any underwriters, dealers or agents. Unless otherwise provided in the Prospectus Supplement relating thereto, the Debt Securities will not be listed on any securities exchange.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

THE DATE OF THIS PROSPECTUS IS              , 1995.

    The Debt Securities will be sold directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If agents or any dealers or underwriters are involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement with respect to such Debt Securities.

    No dealer, salesperson or any other individual has been authorized by U S WEST to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus or any accompanying Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of U S WEST since the date hereof.

                            ------------------------

                             AVAILABLE INFORMATION

    U S WEST is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information concerning U S WEST can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information concerning U S WEST may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104, the securities exchanges on which shares of U S WEST's common stock are listed.

    U S WEST has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") relating to the Debt Securities under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the
Commission. For further information, reference is hereby made to the Registration Statement, which is available for inspection and copying as set forth above. Statements contained in this Prospectus or a Prospectus Supplement as to the contents of any contract or other document which is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents which have been filed by U S WEST with the Commission (File No. 1-8611) are incorporated herein by reference: (i) Annual Report on Form 10-K for the year ended December 31, 1994, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995 and (iii) Current Reports on Form 8-K dated January 19, 1995, April 10, 1995, April 18, 1995, May 23, 1995 (as amended by Forms 8-K/A filed on July 12, 1995 and August 24, 1995), June 20, 1995 and July 28, 1995.

    All documents filed by U S WEST pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date any such document is filed.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein or in any Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus or in any Prospectus Supplement to the extent that a statement contained herein or therein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or in any Prospectus Supplement.

    U S WEST WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS WHICH ARE INCORPORATED BY REFERENCE HEREIN, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, U S WEST, INC., 7800 EAST ORCHARD ROAD, ENGLEWOOD, COLORADO 80111 (TELEPHONE NUMBER
(303) 793-6500).

                            ------------------------

                                 U S WEST, INC.

    U S WEST is a diversified global communications company engaged in the telecommunications, cable, wireless communications and multimedia content and services businesses. U S WEST conducts its businesses through two groups: the U S WEST Communications Group (the "Communications Group") and the U S WEST Media Group (the "Media Group"). The Communications Group, through U S WEST Communications, Inc., provides regulated communications services to more than 25 million residential and business customers in the states of Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming (collectively, the "Communications Group Region"). Such services include local telephone services, exchange access services and certain long distance services, as well as various new services, including Caller ID, voice messaging and high-speed data networking services. The Communications Group also provides customer premise equipment and certain communications services to business customers and governmental agencies both inside and outside the Communications Group Region. The Media Group is comprised of (i) cable and telecommunications network businesses outside the Communications Group Region and internationally, (ii) domestic and international wireless communications network businesses and (iii) domestic and international multimedia content and services businesses. U S WEST was incorporated in 1983 under the laws of the State of Colorado and has its principal executive offices at 7800 Orchard Road, Englewood, Colorado 80111 (telephone number (303) 793-6500).

    U S WEST has announced a plan (the "Recapitalization Plan") to create two classes of common stock that are intended to reflect separately the performance of the Communications Group and the Media Group and to change the state of incorporation of U S WEST from Colorado to Delaware. The Recapitalization Plan will be effected in accordance with the terms of an Agreement and Plan of Merger, dated August 17, 1995, between U S WEST and U S WEST, Inc., a Delaware corporation ("U S WEST Delaware") and wholly-owned subsidiary of U S WEST, pursuant to which (i) U S WEST will be merged with and into U S WEST Delaware, with U S WEST Delaware continuing as the surviving corporation and (ii) each outstanding share of Common Stock, without par value, of U S WEST will be converted into one share of U S WEST Communications Group Common Stock, par value $.01 per share, of U S WEST Delaware, which is intended to reflect separately the performance of the Communications Group, and one share of U S WEST Media Group Common Stock, par value $.01 per share, of U S WEST Delaware, which is intended to reflect separately the performance of the Media Group.

    The Recapitalization Plan will require the approval of U S WEST's shareholders. U S WEST plans to seek such approval at a special meeting of shareholders to be held on October 31, 1995. The Recapitalization Plan will not affect the offer and sale by U S WEST of the Debt Securities. In addition, the Recapitalization Plan will not result in the transfer of any assets from U S WEST or any of its subsidiaries or alter the legal nature of U S WEST's obligations to its creditors, including its obligations under the Debt Securities. Creditors of U S WEST, including the holders of the Debt Securities, will continue to benefit from the cash flow of the subsidiaries comprising both the Communications Group and the Media Group, subject to the satisfaction of obligations by such subsidiaries. The Recapitalization Plan is not expected to have any adverse impact on U S WEST's credit rating.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of earnings to fixed charges from continuing operations of U S WEST for the periods indicated. For the purpose of calculating this ratio, earnings consist of income before income taxes and fixed charges. Fixed charges include interest on indebtedness (excluding discontinued operations) and the portion of rentals representative of the interest factor.

                                                         SIX MONTHS ENDED
               YEAR ENDED DECEMBER 31,                       JUNE 30,
-----------------------------------------------------  --------------------
  1990       1991       1992       1993       1994       1994       1995
---------  ---------  ---------  ---------  ---------  ---------  ---------
     4.07       3.11       3.85       2.38       4.85       4.98       4.09

                                USE OF PROCEEDS

    Unless otherwise specified in the Prospectus Supplement, U S WEST will apply the net proceeds from the sale of the Debt Securities to its general funds to be used for general corporate purposes, including the reduction of short-term and long-term borrowings and other business opportunities.

                         DESCRIPTION OF DEBT SECURITIES

    The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms and provisions of the series of Debt Securities offered by a Prospectus Supplement, and the extent to which such general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement relating to such series of Debt Securities.

    The  Debt Securities are to be  issued under an Indenture (the "Indenture"),
dated as of           , 1995, between  U S WEST and  The First National Bank  of
Chicago, as Trustee (the "Trustee"). The following summaries of certain provisions of the Debt Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Debt Securities and the Indenture, including the definitions therein of certain terms. Wherever particular sections or defined terms of the Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

GENERAL

    The Indenture does not limit the aggregate principal amount of Debt Securities that can be issued thereunder and debt securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by, or pursuant to a resolution of, U S WEST's Board of Directors or by a supplemental indenture. Reference is made to the Prospectus Supplement for the following terms of the particular series of Debt Securities being offered hereby: (i) the title of the Debt Securities of the series; (ii) any limit upon the aggregate principal amount of the Debt Securities of the series;
(iii) the date or dates on which the principal of the Debt Securities of the series will mature; (iv) the rate or rates (or manner of calculations thereof), if any, at which the Debt Securities of the series will bear interest, the date or dates from which any such interest will accrue and on which such interest will be payable, and, with respect to Debt Securities of the series in registered form, the record date for the interest payable on any interest payment date; (v) the place or places where the principal of and interest, if any, on the Debt Securities of the series will be payable; (vi) any redemption or sinking fund provisions; (vii) if other than the entire principal amount thereof, the portion of the principal amount of Debt Securities of the series which will be payable upon declaration of acceleration of the maturity thereof;
(viii) whether the Debt Securities of the series will be issuable in registered or bearer form or both, any restrictions applicable to the offer, sale or delivery of Debt Securities in bearer form ("bearer Debt Securities"), and whether, and the terms upon which, bearer Debt Securities will be exchangeable for Debt Securities in registered form ("registered Debt Securities") and vice versa; (ix) whether and under what circumstances U S WEST will pay additional amounts on the Debt Securities of the series held by a person who is not a U.S. person (as defined below) in respect of taxes or similar charges withheld or deducted and, if so, whether U S WEST will have the option to redeem such Debt Securities rather than pay such additional amounts; (x) whether the Debt Securities will be denominated or provide for payment in United States dollars or a foreign currency or units of two or more such foreign currencies; (xi) whether the Debt Securities of the series will be convertible into or exchangeable or exercisable for shares of a class of capital stock of U S WEST or any other corporation and the terms and conditions relating thereto; and (xii) any additional provisions or other special terms not inconsistent with the provisions of the Indenture, including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Debt Securities of such series. (Sections 2.01 and 2.02.) To the extent not described herein, principal, premium, if any, and interest will be payable, and the Debt Securities of a particular series will be transferable, in the manner described in the Prospectus Supplement relating to such series.

    Each series of Debt Securities will constitute unsecured and unsubordinated indebtedness of U S WEST and will rank on a parity with U S WEST's other indebtedness. However, since U S WEST is a holding company, the right of U S WEST and, hence, the right of creditors of U S WEST (including the holders of the Debt Securities) to participate in any distribution of the assets of any subsidiaries of U S WEST, whether upon liquidation, reorganization, or otherwise, is subject to prior claims of creditors of the subsidiary, except to the extent that claims of U S WEST itself as a creditor of a subsidiary may be recognized.

    Debt Securities of any series may be issued as registered Debt Securities or bearer Debt Securities or both as specified in the terms of the series. Unless otherwise indicated in the Prospectus Supplement, Debt Securities will be issued in denominations of $1,000 and integral multiples thereof, and bearer Debt Securities will not be offered, sold, resold or delivered to U.S. persons in connection with their original issuance. For purposes of this Prospectus, "U.S. person" means a citizen, national or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or any political subdivision thereof, or an estate or trust which is subject to United States federal income taxation regardless of its source of income.

    To the extent set forth in the Prospectus Supplement, except in special circumstances set forth in the Indenture, interest on bearer Debt Securities will be payable only against presentation and surrender of the coupons for the interest installments evidenced thereby as they mature at a paying agency of U S WEST located outside of the United States and its possessions. (Section 2.05(c).) U S WEST will maintain such an agency for a period of two years after the principal of such bearer Debt Securities has become due and payable. During any period thereafter for which it is necessary in order to conform to United States tax law or regulations, U S WEST will maintain a paying agent outside the United States and its possessions to which the bearer Debt Securities may be presented for payment and will provide the necessary funds therefor to such paying agent upon reasonable notice. (Section 2.04.)

    The general provisions of the Indenture do not afford holders of the Debt Securities protection in the event of a highly-leveraged transaction, reorganization, merger or similar transaction involving U S WEST that may adversely affect holders of the Debt Securities.

    Bearer Debt Securities and the coupons related thereto will be transferable by delivery. (Section 2.08(e).)

    If appropriate, federal income tax consequences applicable to a series of Debt Securities will be described in the Prospectus Supplement relating thereto.

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in the form of one or more fully registered global securities (each a "Global Security") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Unless and until it is exchanged for Debt Securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

    The specific terms of the depositary arrangements with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. U S WEST anticipates that the following provisions will apply to all depositary arrangements.

    Upon the issuance of a Global Security, the Depositary for such Global Security will credit the accounts held with it with the respective principal amounts of the Debt Securities represented by such Global Security. Such accounts shall be designated by the underwriters or agents with respect to such Debt Securities or by U S WEST if such Debt Securities are offered and sold directly by U S WEST. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depositary for such Global Security ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or on the records of participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

    So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

    Principal, premium, if any, and interest payments on Debt Securities registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. Neither U S WEST, the Trustee for such Debt Securities, any Paying Agent nor the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    U S WEST expects that the Depositary for a series of Debt Securities issued in the form of a Global Security, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security for such Debt Securities as shown on the records of such Depositary. U S WEST also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

    If a Depositary for a series of Debt Securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by U S WEST within 90 days, U S WEST will issue Debt Securities of such series in definitive form in exchange for the Global Security representing such series of Debt Securities. In addition, U S WEST may at any time and in its sole discretion determine not to have the Debt Securities of a series represented by a Global Security and, in such event, will issue Debt Securities of such series in definitive form in exchange for the Global Security representing such series of Debt Securities. In either instance, an owner of a beneficial interest in a Global Security will be entitled to have Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Debt Securities in definitive form. Debt Securities of such series so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

EXCHANGE OF SECURITIES

    To the extent permitted by the terms of a series of Debt Securities authorized to be issued in registered form and bearer form, bearer Debt
Securities may be exchanged for an equal aggregate principal amount of registered Debt Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the bearer Debt Securities with all unpaid coupons relating thereto, at an agency of U S WEST maintained for such purpose and upon fulfillment of all other requirements of such agent. (Section 2.08(b).) As of the date of this Prospectus, United States Treasury regulations do not permit exchanges of registered Debt Securities for bearer Debt Securities and, unless such regulations are modified, the terms of a series of Debt Securities will not permit registered Debt Securities to be exchanged for bearer Debt Securities.

AMENDMENT AND WAIVER

    Subject to certain exceptions, the Indenture may be amended or supplemented by U S WEST and the Trustee with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by the amendment or supplement (with each series voting as a class), or compliance with any provision may be waived with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by such waiver (with each series voting as a class). However, without the consent of each Debt Securityholder affected, an amendment or waiver may not (i) reduce the amount of Debt Securities whose holders must consent to an amendment or waiver; (ii) change the rate of or change the time for payment of interest on any Debt Security; (iii) change the principal of or change the fixed maturity of any Debt Security; (iv) change the terms of any Debt Securities so as to adversely affect the terms on which such Debt Securities are convertible into, or exchangeable or exercisable for, shares of a class of capital stock of U S WEST or any other corporation; (v) waive a default in the payment of the principal of or interest on any Debt Security; (vi) make any Debt Security payable in money other than that stated in the Debt Security; or (vii) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security. (Section 9.02.) The Indenture may be amended or supplemented without the consent of any Debt Securityholder (i) to cure any ambiguity, defect or inconsistency in the Indenture, or the Debt Securities of any series; (ii) to provide for the assumption of all the obligations of U S WEST under the Debt Securities, any coupons related thereto and the Indenture by any corporation in connection with a merger, consolidation, transfer or lease of U S WEST's property and assets substantially as an entirety, as provided for in the Indenture; (iii) to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities; (iv) to make any change that does not adversely affect the rights of any Debt Securityholder; (v) to provide for the issuance of and establish the form and terms and conditions of a series of Debt Securities endorsed thereon or to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any series of Debt Securities; or (vi) to add to the rights of Debt Securityholders. (Section 9.01.)

MERGER

    U S WEST may consolidate with or merge into, or transfer or lease its property and assets substantially as an entirety to, another entity if the successor entity is a corporation and assumes all the obligations of U S WEST under the Debt Securities and any coupons related thereto and the Indenture and if, after giving effect to such transaction, a Default or Event of Default would not occur or be continuing. Thereafter, all such obligations of U S WEST shall terminate. (Sections 5.01 and 5.02.)

EVENTS OF DEFAULT

    The following events are defined in the Indenture as "Events of Default" with respect to a series of Debt Securities: (i) default in the payment of interest on any Debt Security of such series for 90 days; (ii) default in the payment of the principal of any Debt Security of such series; (iii) failure by U S WEST for 90 days after notice to it to comply with any of its other agreements in the Debt Securities of such series, in the Indenture or in any supplemental indenture; and (iv) certain events of bankruptcy or insolvency of U S WEST. (Section 6.01.) If an Event of Default occurs with respect to the Debt Securities of any series and is continuing, the Trustee or the holders of at least 25% in principal amount of all of the outstanding

Debt Securities of that series may declare the principal (or, if the Debt Securities of that series are original issue discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable. Upon such declaration, such principal (or, in the case of original issue discount Debt Securities, such specified amount) shall be due and payable immediately. (Section 6.02.)

    Securityholders may not enforce the Indenture or the Debt Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debt Securities. (Section 7.01.) Subject to certain limitations, holders of a majority in principal amount of the Debt Securities of each series affected (with each series voting as a class) may direct the Trustee in its exercise of any trust power. (Section 6.05.) The Trustee may withhold from holders of Debt Securities notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. (Section 7.05.)

CONCERNING THE TRUSTEE

    U S WEST and certain of its affiliates maintain banking relationships in the ordinary course of business with the Trustee. In addition, the Trustee and certain of its affiliates serve as trustee, authenticating agent or paying agent with respect to certain debt securities of U S WEST and its affiliates.

                              PLAN OF DISTRIBUTION

DISTRIBUTION OF SECURITIES

    U S WEST may offer and sell the Debt Securities (i) to or through underwriting syndicates represented by managing underwriters, (ii) to or through underwriters without a syndicate, (iii) through dealers, (iv) through agents or
(v) through a combination of any such methods of sale. The Prospectus Supplement with respect to each series of Debt Securities will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price and the net proceeds to U S WEST from such sale, any underwriting discounts, agency fees and other items constituting underwriters' or agents' compensation, the initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers.

    If any underwriters are involved in the offer and sale, the Debt Securities will be acquired by the underwriters and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the accompanying Prospectus Supplement, the obligations of the underwriters to purchase the Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Securities described in such Prospectus Supplement if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

    The Debt Securities may be offered and sold by U S WEST directly or through an agent or agents designated by U S WEST from time to time. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent or agents will be acting on a best efforts basis for the period of its or their appointment. Any agent participating in the distribution of the Debt Securities may be deemed to be an "underwriter," as that term is defined in the Securities Act, of the Securities so offered and sold. The Securities also may be sold to dealers, at the applicable price to the public set forth in the applicable Prospectus Supplement relating to a particular series of the Securities, who later resell to investors. Such dealers may be deemed to be "underwriters" within the meaning of the Securities Act.

    Underwriters, dealers and agents may be entitled, under agreements entered into with U S WEST, to indemnification by U S WEST against certain liabilities, including liabilities under the Securities Act.

    The place and time of delivery for the Debt Securities in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement, if appropriate.

DELAYED DELIVERY ARRANGEMENTS

    If so indicated in the Prospectus Supplement, U S WEST will authorize dealers or other persons acting as U S WEST's agents to solicit offers by certain institutions to purchase Debt Securities from U S WEST pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and others, but in all cases such institutions must be approved by U S WEST. The obligations of any purchaser under any such contract will not be subject to any conditions except that (a) the purchaser of the Debt Securities shall not at the time of delivery be prohibited from purchasing such securities under the laws of the jurisdiction to which such purchaser is subject and (b) if the Debt Securities are also being sold to underwriters, U S WEST shall have sold to such underwriters the Debt Securities not sold for delayed delivery. The dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

                                 LEGAL OPINIONS

    The validity of the Debt Securities will be passed upon by Stephen E. Brilz, Senior Attorney of U S WEST.

                                    EXPERTS

    The consolidated financial statements and the consolidated financial statement schedule included in U S WEST's Annual Report on Form 10-K for the year ended December 31, 1994 are incorporated herein by reference in reliance on the reports of Coopers & Lybrand L.L.P., independent certified public accountants, given upon the authority of that firm as experts in accounting and auditing.

    The consolidated financial statements of Time Warner Entertainment Company, L.P. as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which appear in the Current Report on Form 8-K of U S WEST, dated May 23, 1995, as amended by Forms 8-K/ A filed on July 12, 1995 and August 24, 1995, are incorporated herein by reference in reliance on the report of Ernst & Young LLP, independent auditors, given upon the authority of that firm as experts in accounting and auditing.

    The financial statements of Mercury Personal Communications (trading as Mercury One-2-One) as of March 31, 1995, 1994 and 1993 and for each of the three years in the period ended March 31, 1994, which appear in the Current Report on Form 8-K of U S WEST, dated May 23, 1995, as amended by Forms 8-K/A filed on July 12, 1995 and August 24, 1995, are incorporated herein by reference in reliance on the report of Arthur Andersen LLP, independent chartered accountants, given upon the authority of that firm as experts in accounting and auditing.

    The combined financial statements of Georgia Cable Holdings Limited Partnership and Subsidiary Partnerships as of December 31, 1993 and 1992 and for each of the years in the two-year period ended December 31, 1993, which appear in the Current Report on Form 8-K of U S WEST, dated May 23, 1995, as amended by Forms 8-K/A filed on July 12, 1995 and August 24, 1995, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of Wometco Cable Corp. and subsidiaries as of December 31, 1993 and 1992 and for each of the years in the two-year period ended December 31, 1993, which appear in the Current Report on Form 8-K of U S WEST, dated May 23, 1995, as amended by Forms 8-K/ A filed on July 12, 1995 and August 24, 1995, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and in the Registration Statement, and upon the authority of said firm as experts in accounting and auditing. The report on the 1993 consolidated financial statements of Wometco Cable Corp. and subsidiaries refers to a change in the method of accounting for income taxes in 1993 to adopt the provisions of Financial Accounting Standards Board FASB No. 109 -- Accounting for Income Taxes.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Filing Fee....................  $ 172,415
Rating Agency Fees...............................................    100,000
Blue Sky Fees and Expenses.......................................     20,000
Trustee's Expenses...............................................     30,000
Printing and Engraving Fees......................................    100,000
Accounting Fees and Expenses.....................................     25,000
Legal Fees and Expenses..........................................    100,000
Miscellaneous....................................................      2,585
                                                                   ---------
    Total........................................................  $ 550,000
                                                                   ---------
                                                                   ---------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The By-laws of U S WEST provide for the indemnification of directors and officers to the extent permissible under applicable law. Sections 7-109-101 through 7-109-110 of the Colorado Business Corporation Act (the "CBCA") specify the circumstances under which a corporation may indemnify its directors, officers, employees, fiduciaries or agents. For acts done in a person's "official capacity," the CBCA generally requires that an act be done in good faith and in a manner reasonably believed to be in the best interests of the corporation. In all other civil cases, the person must have acted in good faith and in a way that was not opposed to the corporation's best interests. In criminal actions or proceedings, the CBCA imposes an additional requirement that the actor had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, or charging a person with the improper receipt of a personal benefit, no indemnification can be made, except that in a proceeding by or in the right of the corporation, indemnification for reasonable expenses incurred in connection with such proceeding is permitted. Indemnification is mandatory when any director or officer is wholly successful, on the merits or otherwise, in defending any civil or criminal proceeding.

    The directors and officers of U S WEST are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by U S WEST.

    Any agents, dealers or underwriters who execute an underwriting or other distribution agreement in connection with an offering of Debt Securities will agree to indemnify U S WEST's directors and their officers who signed the registration statement against certain liabilities which might arise under the Securities Act with respect to information furnished to U S WEST by or on behalf of any such indemnifying party.

ITEM 16.  EXHIBITS.

    Exhibits identified in parentheses below are on file with the Securities and Exchange Commission and are incorporated herein by reference to such previous filings. All other exhibits are provided as part of this electronic transmission.

4-A           --      Form of Indenture between U S WEST, Inc. and The First National Bank of
                      Chicago, as Trustee
5             --      Opinion of Stephen E. Brilz
(12)          --      Computation of Ratio of Earnings to Fixed Charges of U S WEST, Inc. (Exhibit
                      12 to Form 10-Q for the quarter ending June 30, 1995 File No. 1-8611)
23-A          --      Consent of Coopers & Lybrand L.L.P.
23-B          --      Consent of Ernst & Young LLP

23-C          --      Consent of Arthur Andersen LLP
23-D          --      Consent of KPMG Peat Marwick LLP
23-E          --      Consent of Stephen E. Brilz is contained in the opinion of counsel filed as
                      Exhibit 5
24            --      Powers of Attorney
25            --      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Indenture

ITEM 17.  UNDERTAKINGS.

    The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of U S WEST's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided,  however, that  the undertakings set  forth in  paragraphs (i) and
(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by U S WEST, Inc. pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by  means of a post-effective amendment
    any  of  the  securities  being  registered  which  remain  unsold  at   the
    termination of the offering.

    The Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

        (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, U S WEST, INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DENVER, STATE OF COLORADO, ON THE 8TH DAY OF SEPTEMBER, 1995.

                                          U S WEST, Inc.

                                          By         /s/ STEPHEN E. BRILZ

                                            ------------------------------------
                                                      Stephen E. Brilz
                                                    Assistant Secretary

    PURSUANT  TO  THE  REQUIREMENTS  OF   THE  SECURITIES  ACT  OF  1933,   THIS
REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING DIRECTORS AND OFFICERS OF U S WEST, INC. IN THE CAPACITIES AND ON THE DATE INDICATED.

PRINCIPAL EXECUTIVE OFFICER:

    RICHARD D. MCCORMICK*            Chairman of the Board,
                                      President and Chief
                                      Executive Officer

PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

    JAMES T. ANDERSON*               Acting Executive Vice
                                      President and Chief
                                      Financial Officer

DIRECTORS:

    RICHARD B. CHENEY*
    REMEDIOS DIAZ-OLIVER*
    GRANT A. DOVE*
    ALLAN D. GILMOUR*
    PIERSON M. GRIEVE*
    SHIRLEY M. HUFSTEDLER*
    ALLEN F. JACOBSON*
    RICHARD D. MCCORMICK*
    MARILYN CARLSON NELSON*
    FRANK POPOFF*
    JERRY O. WILLIAMS*

*By        /s/ STEPHEN E.
    BRILZ
 ----------------------------------
         Stephen E. Brilz
         Attorney-in-Fact

Dated: September 8, 1995